UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2006

BIO SOLUTIONS MANUFACTURING, INC.
(Exact name of registrant as specified in its charter)

New York	0-32131	16-1576984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	1161 James Street, Hattiesburg, MS	39401
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (601) 582-4000___________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On September 28, 2006, Robert J. Knorr resigned as a director. In his resignation, Mr. Knorr advised the board of directors that he had been told that the company’s bank account was overdrawn by $9,000,000 and was concerned that there could be criminal liability associated with such an overdraw. Mr. Knorr also stated that he had not received any information regarding the company and had not received minutes of prior board meetings. Finally, Mr. Knorr stated that he had been promised 250,000 shares of the company’s common stock for his director services. A copy of Mr. Knorr’s resignation is attached as Exhibit 99.1.

The company has investigated the rumor that its bank account was overdrawn by $9,000,000 and has determined that the rumor was completely false. The board of directors also believes that it advised Mr. Knorr on all material matters on a periodic basis, and that all minutes of board meetings and committee meetings were available to Mr. Knorr upon request. In addition, the company is currently investigating whether it owes Mr. Knorr any additional shares for his services as a director.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number  Description

99.1                      E-mail from R. Knorr dated September 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO SOLUTIONS MANUFACTURING, INC.
(Registrant)

Date: October 20, 2006	By	: /s/ David S. Bennett
David S. Bennett, President

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